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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Regal Entertainment Group
(Exact name of registrant as specified in its charter)

Delaware	02-0556934
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9110 East Nichols Avenue, Suite 200, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /x/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates: 333-84096

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE	NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act

Item 1. Description of Registrant's Securities To Be Registered.

        The description of the Class A common stock, par value $0.001 per share (the "Class A Common Stock"), of the Registrant under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-84096), initially filed with the Securities and Exchange Commission on March 11, 2002, as subsequently amended by any amendments to such registration statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.

Item 2. Exhibits.

        Not Applicable

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: May 2, 2002	By:	/s/ PETER B. BRANDOW Peter B. Brandow Executive Vice President, General Counsel and Corporate Secretary

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  Item 1. Description of Registrant's Securities To Be Registered.
  Item 2. Exhibits.
SIGNATURES